Exhibit 99.1

STRICTLY CONFIDENTIAL Macquarie Infrastructure Company Acquisition of February 3, 2015

STRICTLY CONFIDENTIAL|MACQUARIE PAGE This presentation by Macquarie Infrastructure Company LLC (MIC) is proprietary and all rights are reserved. Any reproduction, in whole or in part, without the prior written consent of Macquarie Infrastructure Company is prohibited. This presentation is based on information generally available to the public and does not contain any material, non-public information. The presentation has been prepared solely for information purposes, it is not a solicitation of any offer to buy or sell any security or instrument. This presentation contains forward-looking statements. Forward-looking statements in this presentation are subject to a number of risks and uncertainties, some of which are beyond our control. Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. A description of known risks that could cause our actual results to differ appears under the caption “Risk Factors” in our Form 10-K and Form 10-Q. Additional risks of which we are not currently aware could also cause our actual results to differ. These forward-looking statements are made as of the date of this presentation. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. “Macquarie Group” consists of Macquarie Group Limited and its worldwide subsidiaries and affiliates. MIC is not an authorised deposit-taking institution for the purposes of the Banking Act 1959  (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542. Macquarie Bank Limited does not guarantee or otherwise provide assurance in respect of the obligations of MIC.

Important Notice STRICTLY CONFIDENTIAL|MACQUARIE PAGE Bayonne Energy Center Macquarie Infrastructure Company (“MIC”) has entered into a definitive agreement to purchase 100% of the Bayonne Energy Center 59% 11% 30% 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 1950-1974 1975-1999 2000-2012 MW NYISO Zone J Generator Fleet Vintage Illustrative NYISO Zone J Supply Curve Source: NYISO Source: SNL - 100.0 200.0 300.0 400.0 500.0 - 2,000 4,000 6,000 8,000 10,000 12,000 Bayonne Energy Center $ / MW MW of Supply (excluding imports) Bayonne Energy Center Location and Interconnection Pipeline lateral to interstate natural gas pipeline Bayonne Energy Center Dedicated submarine cable to New York City

STRICTLY CONFIDENTIAL|MACQUARIE PAGE Bayonne Energy Center is located adjacent to IMTT’s Bayonne facility. Bayonne Energy Center Location Bayonne Energy Center IMTT land currently leased to third-party power plant © 2015 Google All property lines are approximate and indicative only Transmission Cable to New York

STRICTLY CONFIDENTIAL|MACQUARIE PAGE 30 MW58 MW260 MW772 MW2012201320142015 The transaction builds upon recent growth of MIC’s Contracted Power & Energy segment 1. 100% of sponsor equity interest. Tax equity interests owned by third parties. 2. 12.5% of the tolling agreements expire 7 years after COD (2019), 25% expire 5 years after COD and have two 5-year extension options (up to 2027), and 25% expire 10 years after COD and have two 5-year extension options (up to 2032) Contracted Power & Energy Segment Facility Picture Rocks Bryan Solar Davis Monthan AFB Valley Center Ramona Brahms Idaho Wind Partners BEC Fuel Solar Solar Solar Solar Solar Wind Wind Natural Gas Location Arizona Texas Arizona California California New Mexico Idaho New Jersey Capacity (MW) 20 10 13 8 7 20 183 512 COD 2012 2013 2013 2013 2013 2014 2011 2012 Ownership 100%(1) 100%(1) 100%(1) 100%(1) 100%(1) 100%(1) 75% 100% Year Acquired 2012 2012 2013 2013 2013 2014 2014 Expected 2Q’15 PPA Expiration 2032 2038 2039 2038 2038 2034 2031 Avg. 13 Years(2) Contracted Power & Energy Gross MW Owned by MIC Bayonne Energy Center E